As filed with the Securities and Exchange Commission on November 12, 2004

Registration No. 333-120202

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMÉRICA MÓVIL, S.A. DE C.V.	RADIOMÓVIL DIPSA, S.A. DE C.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

America Mobile	Mobile Radio Dipsa
(Translation of registrant’s name into English)	(Translation of registrant’s name into English)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Lago Alberto 366

Colonia Anáhuac

11320 México, D.F.

México

Telephone: (5255) 2581-4411

(Address and telephone number of registrants’ principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 894-8940

(Name, address and telephone number of agent for service)

Copies to:

Nicolas Grabar

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee
Debt securities	U.S.$2,000,000,000	100%	U.S.$2,000,000,000	U.S.$253,400
Subsidiary guarantees	U.S.$2,000,000,000	—	—	None(4)

(1)	Includes debt securities that the underwriters may purchase solely to cover over-allotments, if any, and debt securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended. The debt securities are not being registered for purposes of sales outside the United States.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Exclusive of accrued interest, if any.
(4)	Pursuant to Rule 457(n), no separate fee is payable with respect to the subsidiary guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing an amended and restated exhibit to the Registration Statement, and no changes or additions are being made hereby to the Prospectus that forms part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. The board of directors of each registrant has also expressly determined that such registrant will indemnify its directors and officers against any liability they might incur in connection with the offering of the debt securities.

Item 9. Exhibits.

1	Form of Underwriting Agreement.*

4.1

Indenture dated March 9, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, as Trustee (incorporated by reference to our registration statement on Form F-4 (File No. 333-117673) filed on July 26, 2004).

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee (included in Exhibit 4.1).

5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the debt securities.**

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the debt securities.**

23.1	Consent of Mancera, S.C.

23.2	Consent of PricewaterhouseCoopers**

23.3	Consent of Deloitte & Touche LLP**

23.4	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1).**

23.5	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).**

24.1	Powers of attorney.**

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of JPMorgan Chase Bank.**

*	To be filed by amendment or incorporated by reference. The registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.
**	Previously filed.

Item 10. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES OF AMÉRICA MÓVIL, S.A. DE C.V.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on November 12, 2004.

AMÉRICA MÓVIL, S.A. DE C.V.

By:	/s/ ALEJANDRO CANTÚ JIMÉNEZ
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the following capacities in respect of América Móvil, S.A. de C.V. on November 12, 2004.

Signature	Title
* Carlos José García Moreno Elizondo	Chief Financial Officer

* Daniel Hajj Aboumrad	Chief Executive Officer and Director

* José Elías Briones Capetillo	Chief Accounting Officer

* Jaime Chico Pardo	Director

Signature	Title

* Alejandro Soberón Kuri	Director

* María Asunción Aramburuzabala Larregui	Director

* Rafael Robles Miaja	Director

* James W. Callaway	Director

* Claudio X. González Laporte	Director

* David Ibarra Muñoz	Director

* Patrick Slim Domit	Director

*By:	/s/ ALEJANDRO CANTÚ JIMÉNEZ
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

SIGNATURES OF RADIOMÓVIL DIPSA, S.A. DE C.V.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on November 12, 2004.

RADIOMÓVIL DIPSA, S.A. DE C.V.

By:	/s/ ALEJANDRO CANTÚ JIMÉNEZ
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the following capacities in respect of Radiomóvil Dipsa, S.A. de C.V. on November 12, 2004.

Signature	Title

* Fernando Benjamín Ocampo Carapia	Chief Financial Officer

* Daniel Hajj Aboumrad	Chief Executive Officer and Director

* Eutimio Quevedo Rivera	Chief Accounting Officer

* Carlos José García Moreno Elizondo	Director

/s/ ALEJANDRO CANTÚ JIMÉNEZ Alejandro Cantú Jiménez	Director

*By:	/s/ ALEJANDRO CANTÚ JIMÉNEZ
Name:	Alejandro Cantú Jiménez
Title:	Attorney-in-Fact

Signature of Authorized Representative of America Móvil, S.A. de C.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of América Móvil, S.A. de C.V., has signed this registration statement or amendment thereto, as the case may be, in the City of Newark, State of Delaware, on November 12, 2004.

Signature	Title

/s/ DONALD PUGLISI	Authorized Representative in the United States

Signature of Authorized Representative of Radiomóvil Dipsa, S.A. de C.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Radiomóvil Dipsa, S.A. de C.V., has signed this registration statement or amendment thereto, as the case may be, in the City of Newark, State of Delaware, on November 12, 2004.

Signature	Title

/s/ DONALD PUGLISI	Authorized Representative in the United States

Exhibit Index

Exhibit Number	Description of Exhibit

1	Form of Underwriting Agreement.*

4.1

Indenture dated March 9, 2004 among América Móvil, S.A. de C.V., Radiomóvil Dipsa, S.A. de C.V. and JPMorgan Chase Bank, as Trustee (incorporated by reference to our registration statement on Form F-4 (File No. 333-117673) filed on July 26, 2004).

4.2	Form of debt security (included in Exhibit 4.1).

4.3	Form of guarantee (included in Exhibit 4.1).

5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton as to the validity of the debt securities.**

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the debt securities.**

23.1	Consent of Mancera, S.C.

23.2	Consent of PricewaterhouseCoopers**

23.3	Consent of Deloitte & Touche LLP**

23.4	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.1).**

23.5	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).**

24.1	Powers of attorney.**

25.1	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of JPMorgan Chase Bank.**

*	To be filed by amendment or incorporated by reference. The registrants will furnish on a Form 6-K and incorporate by reference any related form used in the future and not previously filed by means of an amendment or incorporated by reference.
**	Previously filed.